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                                                                EXHIBIT 10.12


           FORM OF 11% JUNIOR SUBORDINATED PROMISSORY NOTES DUE 2007

            THE SECURITY REPRESENTED BY THIS NOTE WAS ORIGINALLY ISSUED ON AUGUST 13, 1996, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED, IN WHOLE OR IN PART, UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

                              AETNA HOLDINGS, INC.
                         Junior Subordinated Promissory
                                 Note Due 2007


August 13, 1996                                                    $________
New York, New York



     FOR VALUE RECEIVED, AETNA HOLDINGS, INC., a Delaware corporation (the "Company"), promises to pay to ______________________, or its registered assigns (each a "Holder"), the principal sum of_____________________________ ____________________________________________________ ($_______), as such sum may be decreased by prepayments made pursuant to Section 4 below, on August 13, 2007 (the "Maturity Date"), all in accordance with the provisions of this Note.

     This Note is one of the junior subordinated promissory notes required to be issued pursuant to Section 1.2 of the Stock Purchase Agreement dated as of August 13, 1996, among the Company, MS Acquisition Corp., a Delaware corporation and the parent of the Company ("Parent"), the Holder and the other stockholders of Parent named therein (as the same may be amended, supplemented or modified from time to time, the "Purchase Agreement"). This Note, any notes issued pursuant to Section 2 below, and any notes issued upon registration of transfer or exchange of this Note or any of the aforementioned notes are collectively referred to herein as the "Notes".

     1. Interest. Interest will accrue on the principal amount of this Note at the rate of 11% per annum and on any due and unpaid amount of principal hereof or interest hereon (to the extent permitted by applicable law) after the Maturity Date at the rate of 13% per annum. The Company will pay interest in arrears on the 13th day of February and August of each year, beginning February 13, 1997, and on the Maturity Date.

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     IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

                                            AETNA HOLDINGS, INC.



                                            By:________________________________
                                               Name:
                                               Title: